[Exhibit 10.2]
Hamilton Beach Brands Holding Company

Hamilton Beach Brands Holding Company
4421 Waterfront Drive
Glen Allen, VA 23060
Attention: Secretary

Re: HBBHC Executive Long-Term Incentive Compensation Plan (“Equity LTIP”) Letter Agreement – [DATE] Grant of Award Shares

The undersigned is an employee of Hamilton Beach Brands Holding Company (the “Company”) or its wholly-owned subsidiary (together with the Company, the “Employers”) to whom payment of an award (the “Award”) of fully paid and non-assessable shares (the “Award Shares”) of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common”) was approved on [DATE] by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated, effective [DATE] (the “Plan”), as approved by stockholders at the Company’s Annual Meeting of Stockholders on [DATE]. I hereby accept the Award and acknowledge to and agree with the Company as follows:

1.    Award/Surrender of Award Shares for Cashless Exercise. I acknowledge that the Company has paid the Award to me subject to the terms of the Plan and the related Executive Long-Term Incentive Compensation Plan Guidelines for the [DATE] through [DATE] Performance Period (the “[DATE] Guidelines”) and the terms of this Agreement. I hereby acknowledge the initial grant of [number] shares of Class A Common under the Plan. Coincident with my receipt of the Award, I immediately and irrevocably surrendered [number] Award Shares to the Company to be used to satisfy a portion of my income and employment withholding tax obligations with respect to the Award. As a result, upon receipt by the Company of this signed Agreement I will receive a paper stock certificate for [number] shares of Class A Common representing my non-surrendered Award Shares.

2.    Restrictions on Transfer. I represent and covenant that, other than a Transfer (as defined below) (a) by will or the laws of descent and distribution, (b) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, if such provisions applied to the Plan, or a similar binding judicial order (a “domestic relations order”), (c) directly or indirectly to a trust or partnership for my benefit or the benefit of my spouse, my children or my grandchildren (provided that Award Shares transferred to such a trust or partnership shall continue to remain subject to the transfer restrictions hereinafter set forth), or (d) as otherwise permitted under the Plan with the consent of the Committee (including, without limitation, a cashless surrender in order to satisfy tax withholding obligations), the Award Shares shall be non-transferable and I shall not make (or attempt to make) any sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance of the Award Shares (collectively, a “Transfer”).

[Exhibit 10.2]
3.     Lapse of Restrictions. I acknowledge that the transfer restrictions on the non-surrendered Award Shares set forth in paragraph (2) above shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of: (a) December 31, [DATE] (b) the date of my death or permanent disability (as reasonably determined by the Committee); (c) three years after retirement in accordance with the terms of any of the qualified defined benefit pension plans sponsored by the Employers (or, if I am not a participant of any such plan, three years after my termination of employment with the Employers after reaching (A) age 65 or (B) age 60 with at least 5 years of service with the Employers (or earlier with the approval of the Committee)); (d) an extraordinary release of transfer restrictions, pursuant to Section 8(d) of the Plan, by application to and approval of the Committee; (e) the Transfer of Award Shares pursuant to a domestic relations order, but only as to the shares so transferred; and (f) any other lapse of transfer restrictions as determined by the Committee in accordance with the Plan. As notice of such transfer restrictions, I acknowledge that there is affixed to each stock certificate representing Award Shares the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE HAMILTON BEACH BRANDS HOLDING COMPANY EXECUTIVE LONG-TERM EQUITY INCENTIVE PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER, DECEMBER 31, [DATE] OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.

4.    Obligations. I agree that I and any applicable trust or partnership shall fulfill the obligations imposed with respect to Award Shares by the Plan, this Agreement and the [DATE] Guidelines.

5.    Rights. I understand that, subject to the transfer restrictions set forth herein, I shall have all of the rights of a holder of Class A Common with respect to the Award Shares, including the right to vote such shares, to receive any dividends paid thereon. I also understand that the Award Shares are subject to withholding, offset, and adjustment as described in Sections 6 and 9 of the Plan and that any securities I receive in respect to Award Shares in connection with an adjustment shall be deemed to be Award Shares, and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued (unless such restrictions are modified or eliminated by the Committee).

6.     Removal of Restrictions. I understand that: (a) as the owner of the Award Shares, it will be my responsibility to contact the Company (or its delegate) to arrange for the removal of the restrictions upon the lapse of the restriction period or as permitted under the Plan, and (b) upon surrender to the Company (or its delegate) of the appropriate certificate or certificates reflecting Award Shares with respect to which the transfer restrictions were approved for removal or otherwise lapsed in accordance with paragraph 3 above, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, non-assessable and unrestricted by the terms of the Plan and this Agreement.

[Exhibit 10.2]
7.    Withholding. In order that the applicable Employer may satisfy its withholding obligations with respect to the compensation income resulting from the payment of any Award Shares, I agree to surrender the number of Award Shares listed in paragraph 1 above to satisfy a portion of my income and employment tax withholding obligations with respect to my Award. In the event that the surrender of such Award Shares is insufficient to satisfy such withholding obligations, I authorize and direct the applicable Employer to withhold from any amounts otherwise payable to me (to the extent permitted under Section 409A of the Internal Revenue Code) such amounts of taxes with respect to the income attributable to such shares and at such time or times as may be required to be withheld, including, without limitation, taxes required to be withheld by reason of the compensation required to be reported for Federal income and employment tax purposes by me, all as determined in good faith in the sole judgment of the Company. If there are no such amounts otherwise payable to me, or if such amounts are insufficient, I will reimburse or indemnify the applicable Employer or make provision satisfactory to the Board or the Committee (or to any officer authorized for that purpose by the Board or the Committee) to reimburse or indemnify the applicable Employer for such amounts of taxes at such time and from time to time, as the Company may make demand for such reimbursement or indemnity. If and to the extent that in the sole judgment of the Board or the Committee (or any officer authorized for that purpose by the Board or the Committee) it appears advisable to do so, in order to enforce the Company’s rights under the Plan and this Agreement, the Company shall not issue or cause to be issued to me (or to my successor in interest), any new stock certificate without any legend (or notation) referring to the transfer restrictions with respect to the Award Shares as to which such restrictions have lapsed, unless and until such amounts of taxes have been withheld from amounts otherwise payable to me (or any of my successors in interest), or I (or such successor in interest) reimburse or indemnify the applicable Employer for such amounts of such taxes or make other provisions for reimbursement or indemnification to the applicable Employer of such taxes, satisfactory in the sole judgment of the Board or the Committee (or such officer) exercised in good faith.

8.    No Right to Employment. I acknowledge that the grant of Award Shares to me does not in any way entitle me to continued employment with the Employers and does not limit or restrict any right that the Employers otherwise may have to terminate my employment.

9.    Transfer Agent. I understand my Award Shares will be registered with the Company’s Transfer Agent (currently, Computershare) who also will disburse dividend payments, distribute proxies and other disclosures, issue replacement stock certificates, and facilitate share transfers pursuant to instructions received in good order. As owner of the Award Shares, I understand I am responsible for managing my account with the Transfer Agent. I acknowledge that in the event that my stock certificate is lost or stolen, I may be required to pay to Computershare a bond as security for the replacement of any stock certificate that is lost or stolen.

_________________________
[Name]
Accepted: [DATE]

HAMILTON BEACH BRANDS HOLDING COMPANY

By: __________________

Senior Vice President, General Counsel and Secretary

[Exhibit 10.2]

HAMILTON BEACH BRANDS HOLDING COMPANY EQUITY LTIP

SHARE INSTRUCTIONS FORM (NAME AND ADDRESS)

The Plan allows Participants to request that the Transfer Agent issue Award Shares in the Participant’s name or in the name of a trust or partnership created for the benefit of the Participant’s spouse, child(ren), or grandchild(ren).

A.    Name

Please issue my Award shares in the following name (insert either your name OR the name of a trust or partnership created for the benefit of your spouse, child(ren), and/or grandchild(ren)):

_______________________________________________________________________________

B.    Address

Please deliver my Awards Shares certificate to the following address:

__________________________________________________________________________________

I acknowledge that in the event that my stock certificate is not received within 7 days of my receipt of confirmation of mailing it is my responsibility to immediately notify the HBBHC Law Department. I also acknowledge that failure on my part to timely notify the HBBHC Law Department in the event that my stock certificate is not received may result in fees being charged for the reissuance of my stock certificate by the Company’s transfer agent, Computershare, for which I will be responsible.